Exhibit 99.3

FOR IMMEDIATE RELEASE

APRIL 3, 2015

ADAPTIVE MEDIAS, INC. ANNOUNCES CHANGES TO BOARD

OF DIRECTORS TO SUPPORT FUTURE GROWTH

Jim Waltz, Acting COO of Adaptive Medias and Former VP of Sales at DoubleClick,

and Norman Brodeur, Wall Street Veteran, Appointed to Board of Directors

IRVINE, California, April 3, 2015 - - Content syndication and monetization company, Adaptive Medias, Inc. (OTCQB: ADTM), a leader in programmatic advertising across mobile, video and online display, today announced that Jim Waltz, 45, Acting Chief Operating Officer of Adaptive Medias, Inc. and Norman Brodeur, 43, a seasoned corporate finance executive and longtime investor in Adaptive Medias, have been appointed to the Company’s Board of Directors. Messrs. Waltz and Brodeur will be replacing Bruce Wiseman and Mark Lambert, who have resigned from the Board, effective immediately.

“We welcome a new era in this next growth phase for Adaptive Medias with the appointments announced today,” said Omar Akram, President and Chief Financial Officer. “In particular, Jim’s deep ad tech and brand building experience, including formerly as vice president at DoubleClick, and Norman’s extensive corporate finance background, will add important perspectives to our Board. We believe these changes will support our accelerated growth strategy and illustrate the depth of the Company’s dedicated and committed management team and Board of Directors. We are also grateful to Bruce and Mark for their valuable wisdom, guidance and support and wish them the best in their future endeavors,” concluded Mr. Akram.

Mr. Waltz has been serving as Acting Chief Operating Officer of the Company since January 2015. Since August 2010, Mr. Waltz has served as the Chief Executive Officer of Beanstock Media, a leading advertising-technology company, where he heads business strategy and execution using his hands-on knowledge of the inner workings of the technology and his strategic vision of the ad serving and ad network worlds to connect consumers with rich, engaging and relevant interactive ad content. Prior to joining Beanstock Media, Mr. Waltz held senior positions, including President of Traffic MarketPlace, Chief Executive Officer of AdModus and Vice President of Sales at DoubleClick.

Mr. Brodeur, a longtime investor in Adaptive Medias, has been a Managing Partner at William Nichols Venture Capital Partners since 2003. Mr. Brodeur has over 20 years of experience in the financial services and investment banking industries having actively participated in a number of prominent private and public offerings. Mr. Brodeur also specializes in developing strategic partnerships and alliances for emerging growth companies with a focus on companies with digital media, entertainment and disruptive technologies.

ABOUT ADAPTIVE MEDIAS, INC.

Adaptive Media is a programmatic audience and content monetization provider for website owners, app developers and video publishers who want to more effectively optimize content through advertising. The Company provides a foundation for publishers and developers looking to engage brand advertisers through a multi-channel approach that delivers integrated, engaging and impactful ads across multiple devices. Adaptive Media meets the needs of its publishers with an emphasis on maintaining user experience, while delivering timely and relevant ads through its multi-channel ad delivery and content platform. For more information, please visit www.adaptivem.com. Also, follow them on Twitter @adaptive_m.

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.”

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Investor Contact:
AJ Homayun

ahomayun@irpartnersinc.com

818-280-6800

PR Contact:

Zach Weiner

pr@adaptivem.com